UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 11, 2013

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street P.O. Box 1000 Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Affiliated Managers Group, Inc. (the “Company”) was held in Prides Crossing, Massachusetts on June 11, 2013.  At that meeting, the stockholders considered and acted upon the following proposals:

1.  The Election of Directors.  The stockholders elected the following individuals to serve as directors until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.  With respect to each nominee, the total number of broker non-votes was 1,371,603.  The table below sets forth the voting results for each director:

	Votes For	Votes Against	Abstentions
Samuel T. Byrne	45,517,594	1,820,255	33,792
Dwight D. Churchill	47,151,441	186,484	33,716
Sean M. Healey	45,941,995	1,331,005	98,641
Harold J. Meyerman	44,610,403	2,727,529	33,709
William J. Nutt	46,490,548	847,410	33,683
Tracy P. Palandjian	47,157,110	184,047	30,484
Rita M. Rodriguez	46,329,041	1,012,127	30,473
Patrick T. Ryan	45,516,434	1,821,504	33,703
Jide J. Zeitlin	45,522,950	1,817,299	31,392

2.   The Approval of the 2013 Incentive Stock Award Plan.  The stockholders voted to approve the 2013 Incentive Stock Award Plan.  The table below sets forth the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,233,485	3,099,293	38,863	1,371,603

3.  Non-Binding Advisory Vote on Executive Compensation. The stockholders voted to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers.  The table below sets forth the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,481,784	17,854,726	1,035,131	1,371,603

4.  The Ratification of the Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Current Fiscal Year.  The stockholders voted to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.  The table below sets forth the voting results, and there were no broker non-votes on this proposal:

Votes For	Votes Against	Abstentions
47,108,892	1,598,911	35,441

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: June 12, 2013
	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Vice Chairman, General
Counsel and Secretary